As filed with the Securities and Exchange Commission on March 11, 2011
Registration No. 333-169767

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EUREKA FINANCIAL CORP.
AND
EUREKA BANK RETIREMENT SAVINGS PLAN
(Exact name of registrant as specified in its charter)

Maryland	6035	26-3671639
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

3455 Forbes Avenue
Pittsburgh, Pennsylvania 15213
(412) 681-8400
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Edward F. Seserko
President and Chief Executive Officer
Eureka Financial Corp.
3455 Forbes Avenue
Pittsburgh, Pennsylvania 15213
(412) 681-8400
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Paul M. Aguggia, Esq.
Scott A. Brown, Esq.
Kilpatrick Townsend & Stockton LLP
607 14th Street, NW, Suite 900
Washington, DC  20005
(202) 508-5800

Sale to the Public Concluded on February 28, 2011

This Post-Effective Amendment No. 2 is filed to deregister 508,430 shares, or $5,084,300, of the $0.01 par value common stock (the “Common Stock”) of Eureka Financial Corp. (the “Company”), heretofore registered and offered pursuant to the terms of a prospectus dated January 11, 2011 (the “Prospectus”).  The remaining 1,318,893 shares, or $13,188,930, registered pursuant to the Registration Statement on Form S-1 have been issued in accordance with and as described in the Prospectus, of which: (1) 763,635 shares, or $7,636,350, were sold in the subscription and community offering; and (2) 555,258 shares, or $5,552,580, were exchanged in the exchange offering described therein.

The Company has determined that no further shares will be offered, sold and/or issued pursuant to the Prospectus.  The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of this Post-Effective Amendment No. 2.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on March 11, 2011.

Eureka Financial Corp.

Date: March 11, 2011	By:	/s/ Edward F. Seserko
Edward F. Seserko
President and Chief Executive Officer